Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Jagged Peak Energy Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-215830) on Form S-8 of Jagged Peak Energy Inc. of our report dated March 23, 2017, with respect to the balance sheet of Jagged Peak Energy Inc. as of December 31, 2016, which report appears in the December 31, 2016 annual report on Form 10-K of Jagged Peak Energy Inc.

/s/ KPMG LLP

Denver, Colorado
March 23, 2017